UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 21, 2025

UNITED STATES ANTIMONY CORPORATION
(Exact name of registrant as specified in its charter)

Montana	001-08675	81-0305822
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

4438 W. Lover’s Lane, Unit 100, Dallas, TX	75209
(Address of principal executive officers)	(Zip Code)

 Registrant’s telephone number, including area code: (406) 606-4117

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	UAMY	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01 Regulation FD Disclosure.

On March 11, 2024, United States Antimony Corporation’s (“USAC,” “U.S. Antimony” or the “Company”) Board of Directors announced a plan to discontinue all Latin American operational activities and dispose of its US Antimony de Mexico, S.A. de C.V. (“USAMSA”) subsidiary. This decision was made after a detailed, in-depth review into the historical financial performance of these assets and due to USAMSA’s negative cash flow cumulatively since inception, which went back many years. When this decision was made, antimony prices were hovering around $5.00 per pound. Management was successful in terminating certain contracts associated with mining activities in Mexico, which substantially reduced the cash burn associated with those activities.

As of today, April 21, 2025, just over one year from the previous announcement outlined above, the Company has restarted the Madero Smelter Plant located in Coahuila, Mexico. The first antimony ore acquired from international sources arrived at a Mexican port at the end of March 2025. Unfortunately, this material was held up by Mexican customs and tax authorities for more than two weeks. The first load of antimony has now been trucked to our Madero Smelter and is being processed beginning today. The second international antimony supply has also arrived at the Mexican port on April 8, 2025 and is also in the processed of being transported to our smelter this week. The third international shipment is presently on the ocean waterways headed to Mexico for arrival within the next several weeks.

It is the Company’s goal to be producing approximately 200 tons per month from the Madero Smelter prior to year-end 2025.

The information in this Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference in such a filing. This Item 7.01 of this Current Report on Form 8-K will not be deemed an admission as to the materiality of any information in this Item 7.01 that is required to be disclosed solely by Regulation FD.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements. Forward-looking statements reflect management's current knowledge, assumptions, judgment, and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, they give no assurance that such expectations will prove to be correct, and you should be aware that actual events or results may differ materially from those contained in the forward- looking statements. Words such as "will," "expect," "intend," "plan," "potential," "possible," "goals," "accelerate," "continue," and similar expressions identify forward-looking statements.

Forward-looking statements are subject to a number of known and unknown risks, uncertainties and other factors, including, but not limited to, those described in the Company’s filings on Form 10-K, Form 10-Q, and Form 8-K with the United States Securities and Exchange Commission, which could cause actual events or results to differ materially from those expressed or implied by the forward-looking statements.

All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You should not rely upon any forward-looking statements as predictions of future events. The Company undertakes no obligation to revise or update any forward-looking statements made in this Current Report on Form 8-K to reflect events or circumstances after the date hereof, to reflect new information or the occurrence of unanticipated events, to update the reasons why actual results could differ materially from those anticipated in the forward-looking statements, in each case, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNITED STATES ANTIMONY CORPORATION

Dated: April 21, 2025	By:	/s/ Gary C. Evans
Gary C. Evans Chairman and CEO

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